Exhibit 10(a)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Post-Effective Amendment No. 145 to Registration Statement No. 333-142592 on Form N-1A of our report dated December 23, 2013, relating to the financial statements and financial highlights of LifePath Active Retirement Portfolio, formerly known as the LifePath Active 2015 Portfolio, a series of BlackRock Funds II (the “Trust”), appearing in the Annual Report on Form N-CSR of the Trust for the year ended October 31, 2013, and to the references to us under the heading “Financial Highlights” in the Prospectus and “Financial Statements” in the Statement of Additional Information, which are part of such Registration Statement.

/s/ Deloitte & Touche LLP

Philadelphia, Pennsylvania
December 29, 2014